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                                                               Exhibit No. 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 12, 1999 and March 28, 2000, except for note 22 for which the date is September 27, 2000, relating to the financial statements of Bell Atlantic Paging, Inc. and Aquis Communications Group, Inc., respectively, which appear in Aquis Communications Group, Inc.'s current report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2000.

/s/ PricewaterhouseCoopers LLP

New York, New York
October 4, 2000